Exhibit 3.68

BYLAWS

OF

S.D. SHEPHERD SYSTEMS, INC.

I.

CAPITAL STOCK

Section 1                                             Certificates Representing Shares. Certificates in the form determined by the Board of Directors and as shall conform to the requirements of the statutes, the Articles of Incorporation and these Bylaws shall be delivered representing all shares to which shareholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the share transfer records of the Company as they are issued. Each certificate shall state on its face the holder’s name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by law. Each certificate shall be signed by the President or a Vice President and either the Secretary or any Assistant Secretary, and may bear the seal of the Company or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Company itself or an employee of the Company. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the date of its issuance.

Section 2                                             Issuance. Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons as the Board of Directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

Section 3                                             Payment for Shares.

(a)                                  The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the Company), or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares.

(b)                                 In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive.

(c)                                  When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

(d)                                 The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between stated capital and capital surplus accounts.

Section 4                                             Lost, Stolen, or Destroyed Certificates. The Company shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

(a)                                  Makes proof in affidavit form that it has been lost, destroyed, or wrongfully taken; and

(b)                                 Requests the issuance of a new certificate before the Company has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and

(c)                                  Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Company may direct, to indemnify the Company (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction or theft of the certificate; and

(d)                                 Satisfies any other reasonable requirements imposed by the Company.

When a certificate has been lost, apparently destroyed, or wrongfully taken, and the holder of record fails to notify the Company within a reasonable time after he has notice of it, and the Company registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Company for the transfer or for a new certificate.

Section 5                                             Registered Owner. Prior to due presentment for registration of transfer of a certificate for shares, the Company is entitled to treat the registered owner as the person exclusively entitled to vote, to receive notices and otherwise to exercise all the rights and powers of a shareholder. The Company shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 6                                             Shareholders of Record. The Board of Directors of the Company may appoint one or more transfer agents or registrars of any class of stock of the Company. Unless and until such appointment is made, the Secretary of the Company shall maintain among other records a stock certificate book, the stubs in which shall set forth the names and addresses of the holders of all issued shares of the Company, the number of shares held by each, the certificate numbers representing such shares, and whether or not such shares originate from original issues or from transfer. The names and addresses of the shareholders, as they appear on the stock certificate book, shall be the official list of shareholders of record of the Company for all purposes. The Company shall be entitled to treat the holder of record of any shares of the Company as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, including (but without limitation) a purchaser, assignee, or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Company shall have either actual or constructive notice of the interest of such other person.

Section 7                                             Transfer of Shares. The shares of the Company shall be transferable only on the stock certificate books of the Company by the holder of record thereof, or by his duly authorized attorney or legal representative, upon endorsement and surrender for cancellation of the certificate(s) for such shares. The Company shall register the transfer of a certificate for shares presented to it for transfer provided the Company has no notice of an adverse claim or has discharged any duty to inquire into such a claim, and any applicable law relating to the collection of taxes has been complied with. All certificates surrendered for transfer shall be cancelled, and no new certificate shall be issued until a former certificate or certificates for alike number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed, or mutilated certificate, a new certificate may be issued therefor upon such conditions for the protection of the Company and any transfer agent or registrar (including the requirement of a bond or of indemnification) as the Board of Directors or the Secretary may prescribe.

Section 8                                             Agreements Among Shareholders. The shareholders of the Company shall have the power to make, amend and terminate any Voting Agreement, Voting Trust or Buy-Sell Agreement as they may deem proper.

II.

MEETINGS OF SHAREHOLDERS

Section 1                                             Place of Meetings. All meetings of shareholders shall be held at the principal office of the Company, or at such other place within or without the State of Texas as may be designated by the Board of Directors or officer calling the meeting or as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 2                                             Annual Meeting. Annual meetings of the shareholders, commencing with the year 1988, shall be held on the second Tuesday of April of each year at such hour as may be designated in the notice of the meeting, if such day is not a legal holiday and, if a holiday, then on the first following day that is not a legal holiday. The Board of Directors may postpone the time of holding the annual meeting of shareholders for such period not exceeding ninety (90) days, as they may deem advisable. Failure to hold the annual meeting at the designated time shall not work a dissolution of the Company nor impair the powers, rights and duties of the Company’s officers and Directors. At annual meetings, the shareholders shall elect Directors and transact such other business as may properly be brought before the meeting. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

Section 3                                             Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or the Board of Directors. Special meetings of shareholders shall be called by the President or the Secretary upon the written request of the holders of shares entitled to not less than ten percent (10%) of all the outstanding shares of the Company entitled to vote at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat Business transacted at a special meeting shall be confined to the purposes stated in the notice of the meeting.

Section 4                                             Notice of Meeting. Written notice of all meetings stating the place, day, and hour of each meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the share transfer records of the Company, with postage thereon prepaid. Waiver by a shareholder in writing of notice of a shareholders’ meeting, signed by him, whether before or after the time of such meeting, shall be equivalent to the giving of such notice. Attendance by a shareholder, whether in person or by proxy, at a shareholders’ meeting shall constitute a waiver of notice of such meeting of which he has had no notice.

Section 5                                             Closing of Share Transfer Records and Fixing of Record Date for Meetings. The Board of Directors may, by resolution, fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of shareholders for any other purposes (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders). Such date, in any case, shall not be more than sixty (60) days and not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. In lieu of fixing a record date, the Board of Directors may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, twenty (20) days. If the share transfer records are closed for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the mailing is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

Section 6                                             Voting List. The officer or agent having charge of the share transfer records for shares of the Company shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period often (10) days prior to such meeting, shall be kept on file at the registered office of the Company and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection by any shareholder during the whole time of the meeting. The original share transfer records shall be prima facie evidence as to which shareholders are entitled to examine such list or transfer records or to vote at any meeting of shareholders. Failure to comply with any requirements of this Section shall not affect the validity of any action taken at such meeting.

Section 7                                             Voting at Meetings. Each holder of shares of the Company entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders for each such share, either in person or by proxy, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation.

Section 8                                             Proxies. At any meeting of shareholders, a shareholder having the right to vote may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. A telegram, telex, cablegram, or similar transmission by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of this Section. Such proxy shall be filed with the Secretary of the Company before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and unless otherwise made irrevocable by law.

Section 9                                             Quorum. Unless otherwise provided in the Articles of Incorporation of the Company, the holders of a majority of the shares issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but if a quorum is not represented, a majority in interest of those represented may adjourn the meeting from time to time, without further notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than fifty (50) days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at such meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholders’ meeting unless the vote of a greater number is required by law, the Articles of Incorporation or these Bylaws, in which case the vote of such greater number shall be requisite to constitute the act of the meeting. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 10                                      Presiding Officer and Conduct of Meetings. The Chairman of the Board of Directors shall preside at all meetings of the shareholders and shall automatically serve as Chairman of such meetings. In the absence of the Chairman of the Board of Directors, or if the Directors neglect or fail to elect a Chairman, then the President of the corporation shall preside at the meetings of the shareholders and shall automatically be the Chairman of such meeting, unless and until a different person is elected by a majority of the shares entitled to vote at such meeting.

Section 11                                      Action by Shareholders without Meeting. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Section 12                                      Fixing Record Dates for Consents to Action. Unless a record date shall have previously been fixed or determined pursuant to Section 5, whenever action is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by this Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action or proposed action to be taken is delivered to the corporation by delivery to its registered office, its principal place of business or an officer or agent of the Company having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Company’s principal place of business shall be addressed to the President or the principal executive officer of the Company. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by this Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

Section 13                                      Telephone Meetings. Subject to the provisions of applicable law and these Bylaws regarding notice of meetings, the shareholders may, unless otherwise restricted by the Articles of Incorporation or these Bylaws, participate in and hold a meeting using conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

III.

DIRECTORS

Section 1                                             Management. The powers of the Company shall be exercised by or under the authority of, and the business, affairs and property of the Company shall be managed and controlled under the direction of the Board of Directors which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute, the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

Section 2                                             Number and Tenure. The Board of Directors shall consist of at least two (2) members, which number shall be fixed by the Board of Directors and may be increased or decreased from time to time by resolution of the Board of Directors, but shall never be less than one (1) and, provided that no decrease shall effect the shortening of the term of any incumbent Director. The directors shall be elected at each annual meeting of shareholders, except as provided in Section 4 below. At each election, the persons receiving the greatest number of votes shall be elected Directors. Unless sooner removed in accordance with these Bylaws or until the

Company has received a written resignation, members of the Board of Directors shall hold office until the next succeeding annual meeting of shareholders and until their successors shall have been elected and qualified.

Section 3                                             Qualifications. Directors need not be shareholders of the Company or residents of any particular state.

Section 4                                             Vacancies. Any vacancies occurring in the Board of Directors, including vacancies resulting from any increase in the number of Directors, may be filled by the affirmative vote of a majority of the Directors then in office, though less than a quorum of the entire Board, and the Directors so elected shall hold office for the unexpired term of his predecessor in office until the next annual meeting and until their successors are elected and have qualified. A vacancy shall be deemed to exist by reason of the death, resignation, or upon the failure of shareholders to elect Directors to fill the unexpired terms of Directors removed in accordance with the provisions of these Bylaws.

Section 5                                             Place of Meeting. Meetings of the Board of Directors may be held either within or without the State of Texas, at whatever place is specified by the officer or director calling a meeting or at the same place as the annual meeting of shareholders. In the absence of specific designation, the meeting shall be held at the principal office of the Company.

Section 6                                             Regular Meetings. The Board of Directors shall meet each year immediately following the annual meeting of the shareholders, at the place of such meeting, for the transaction of such business as may properly be brought before it. No notice of annual meetings need be given to either old or new members of the Board of Directors. Regular meetings may be held at such other times as shall be designated by the Board of Directors.

Section 7                                             Special Meetings. Special meetings of the Board of Directors may be held at any time upon the call or at the request of the President, the Secretary, or any Director of the Company. The person or persons authorized to call special meetings of the Board of Directors may fix any place for holding any special meeting of the Board of Directors called by them. Notice shall be delivered personally or sent by mail or telegram to the last known address of each Director at least three (3) days before the meeting. Oral notice may be substituted for such written notice if given not later than one (1) day before the meeting. Notice of the time, place, and purpose of such meeting may be waived in writing before or after such meeting, and shall be equivalent to the giving of notice. Any Director may waive notice of any meeting. Attendance of a Director at such meeting shall also constitute waiver of notice thereof, except where he attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as otherwise herein provided, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of such meeting.

Section 8                                             Quorum. At all meetings of the Board of Directors, the presence of a majority of the number of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business. If a quorum is not present at a meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. The act of a majority of the Directors present at such meeting at which a quorum is present shall be the act of the Board of Directors. Any regular or special Directors’ meeting may be adjourned from time to time by those present, whether a quorum is present or not.

Section 9                                             Chairman. A majority of the Directors shall elect from its members a Chairman who shall preside at all meetings of the Board of Directors. The Chairman shall hold this office until the next regular meeting of the Directors or until his successor shall have been elected and qualified. In the absence of the Chairman, or if the Directors neglect or fail to elect a Chairman, then the President of the Company, if he is a member of the Board of Directors, shall automatically serve as Chairman of the Board of Directors.

Section 10                                      Secretary. The Secretary of the Board of Directors shall be the Secretary of the Company, and the Secretary shall act as Secretary of the Directors’ meetings and record the minutes of all such meetings. If the Secretary of the Company is not available, then the Chairman, or the President, as the case may be, may appoint a person to serve as Secretary of the meeting, and such person shall not be required to be a member of the Board of Directors nor an officer of the Company.

Section 11                                      Compensation. The Board of Directors shall have authority to determine, from time to time, by resolution of the Board of Directors, the amount of compensation, if any, which shall be paid to its members for their services as directors and as members of standing or special committees. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor.

Section 12                                      Interest of Directors in Contracts. Any contract or other transaction between the Company and one (1) or more of its Directors, or between the Company and any firm of which one or more of its Directors are members or employees, or in which they are interested, or between the Company and any corporation or association of which one or more of its Directors are shareholders, members, directors, officers, or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such Director or Directors at the meeting of the Board of Directors of the Company, which acts upon, or in reference to, such contract or transaction, and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize, approve, and ratify such contract or transaction by a vote of a majority of the Directors present, such interested Director or Directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority of such quorum necessary to carry such vote. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

Section 13                                      Removal. The entire Board of Directors or any individual Director may be removed from office, either for or without cause, at any special meeting of shareholders by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at elections of Directors. The notice calling such meeting shall give notice of the intention to act upon such matter, and if the notice so provides, the vacancy caused by such removal may be filled at such meeting by vote of the holders of a majority of the shares represented at such meeting and entitled to vote for the election of Directors. For cause, a Director may be removed at any meeting of Directors by a majority vote of the Directors in office.

Section 14                                      Executive Committee. The Board of Directors, by resolution adopted by a majority of the number of directors fixed by these Bylaws, may designate an Executive Committee, which committee shall consist of one (1) or more of the Directors of the Company. Such Executive Committee may exercise such authority of the Board of Directors in the business and affairs of the Company as the Board of Directors may by resolution duly delegate to it except where action by the Board of Directors is specified by law; provided, however, such committee shall not have the power or authority, unless authorized in the resolution designating that committee, to (1) amend or recommend to the shareholders an amendment to the Articles of Incorporation, (2) amend, alter, restate or repeal the Bylaws, (3) adopt an agreement of merger or share exchange of the Company, (4) recommend to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the Company, (5) recommend to the shareholders a voluntary dissolution of the Company or a revocation of the dissolution, (6) propose any reduction of the stated capital of the Company, (7) fill vacancies in the Board of Directors or any such committee or fill any directorship to be filled by reason of an increase in the number of directors, (8) elect or remove officers, (9) fix compensation for any director or (10) alter or repeal any resolution of directors that by its terms provides that it shall not be so amendable or repealable, and, (11) unless the resolution designating the particular committee or the Articles of Incorporation, or the bylaws, expressly so provide, no such committee shall have the power or authority to authorize a distribution or to authorize the issuance of shares of capital stock. The designation of such committee and delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law. Any member of the Executive Committee may be removed by the Board of Directors by the affirmative vote of a majority of the number of Directors fixed by the Bylaws whenever in the judgment of the Board the best interests of the Company will be served thereby. The Executive Committee shall keep regular minutes of its proceeding and report the same to the Board of Directors when required. The minutes of the proceedings of the Executive Committee shall be placed in the minute book of the Company.

Section 15                                      Other Committees. The Board of Directors may, by resolution adopted by affirmative vote of a majority of the Directors and for its convenience, and at its discretion, appoint one or more advisory committees of two or more Directors each; but no such advisory committee shall have the power or authority except to advise the Board of Directors, and such committee shall exist solely at the pleasure of the Board of Directors, no minutes of the proceedings of any such committee need be kept, and no member of any such committee shall receive any compensation for such membership except by way of reimbursement for reasonable expenses actually incurred by him by reason of such membership. Such other advisory committees may be established for any purposes; provided, that any such other committee or committees shall have and may exercise only the power of recommending action to the Board of Directors and of carrying out and implementing any instructions or any policies, plans and programs theretofore approved, authorized and adopted by the Board of Directors.

Section 16                                      Action by Directors without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any executive committee may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the members of the Board of Directors or executive committee, as the case may be. As permitted by Article 9.l0C of the Texas Business Corporation Act, members of the Board of Directors, or members of any committee designated by such Board, may participate and hold a meeting of the Board of Directors or any committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting pursuant to a conference call or similar communications equipment shall constitute presence in person at such meeting.

IV.

OFFICERS

Section 1                                             Officers. The officers of the Company shall be elected by the Board of Directors and may consist of a President, a Vice President or Vice Presidents, a Secretary, a Treasurer and such other officers (including a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer and a Chief Financial Officer and additional vice presidents) and assistant officers as the Board of Directors may, from time to time, designate. Two or more offices may be held by the same person, but, when applicable, no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the Articles of Incorporation, or these Bylaws to be executed, acknowledged, or verified by two or more officers. None of the elected officers, with the exception of the Chairman of the Board, must be a member of the Board of Directors.

Section 2                                             Election and Term of Office. The officers of the Company to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his earlier death, resignation, retirement, disqualification or removal from office and until his successor shall have been duly elected and qualified.

Section 3                                             Compensation. The compensation of the officers shall be determined by the Board of Directors and may be altered by the Board, from time to time, except as otherwise provided by contract, and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a Director of the Company. All officers shall be entitled to be paid or reimbursed for all costs and expenditures incurred in the Company’s business.

Section 4                                             Vacancies. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of officers of the Company, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office for the unexpired portion of such term or until his successor is chosen and qualified.

Section 5                                             Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 6                                             Chairman of the Board. The Board of Directors may select from among its members a Chairman of the Board who shall preside when present at all meetings of the shareholders and at all meetings of the Board of Directors and approve the minutes of all proceedings thereat, and he shall be available to consult with and advise the officers of the Company with respect to the conduct of the business and affairs of the Company and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to him by the Board of Directors. The Chairman of the Board shall be the highest officer of the Company and, subject to the control of the Board of Directors, shall in general supervise and control all business and affairs of the Company.

Section 7                                             President. The President shall be the Chief Executive Officer of the Company unless the Board of Directors designates the Chairman of the Board as chief executive officer. Subject to the control of the Board of Directors, the chief executive officer shall have general executive charge, management and control of the affairs, properties and operations of the Company in the ordinary course of its business, with all such duties, powers and authority with respect to such affairs, properties and operations as may be reasonably incident to such responsibilities; he may appoint or employ and discharge employees and agents of the Company and fix their compensation; he may make, execute, acknowledge and deliver any and all contracts, leases, deeds, conveyances, assignments, bills of sale, transfers, releases and receipts, any and all mortgages, deeds of trust, indentures, pledges, chattel mortgages, liens and hypothecations, and any and all bonds, debentures, notes, other evidences of indebtedness and any and all other obligations and encumbrances and any and all other instruments, documents and papers of any kind or character for and on behalf of and in the name of the Company, and, with the Secretary or an Assistant Secretary, he may sign all certificates for shares of the capital stock of the Company; he shall do and perform such other duties and have such additional authority and powers as from time to time may be assigned to or conferred upon him by the Board of Directors.

Section 8                                             Chief Operating Officer. In the absence of the Chairman of the Board and the Chief Executive Officer or in the event of their death, inability, or refusal to act, the Company may designate a Chief Operating Officer to perform the duties of Chairman of the Board, and when so acting, to have all the powers of and be subject to all the restrictions upon the Chairman of the Board. The Chief Operating Officer shall perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, by the Chairman of the Board, or by the Board of Directors.

Section 9                                             The Vice Presidents. Each Vice President shall generally assist the President and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the President or the Board of Directors. In the absence of the President or in the event of his death, inability, or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Company; and shall perform such other duties as from time to time may be assigned to him by the President, or by the Board of Directors.

Section 10                                      Secretary. It shall be the duty of the Secretary to give notice to and attend all meetings of the shareholders and Board of Directors and record correctly all votes, actions and the minutes of all proceedings had at such meetings in a book suitable for that purpose. It shall also be the duty of the Secretary to attest, with his signature and the seal of the Company, all stock certificates issued by the Company and to keep a stock ledger in which shall be correctly recorded all transactions pertaining to the capital stock of the Company. He shall also attest, with his signature and the seal of the Company, all deeds, conveyances, or other instruments requiring the seal of the Company. The person holding the office of Secretary shall also perform, under the direction and subject to the control of the President and the Board of Directors, such other duties as may be assigned to him. The duties of the Secretary may also be performed by any Assistant Secretary. In the absence of the appointment of a Treasurer for the Company, the Secretary shall perform the duties of the Treasurer.

Section 11                                      Treasurer. The Treasurer shall be the chief accounting and financial officer of the Company and shall have active control of and shall be responsible for all matters pertaining to the accounts and finances of the Company. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors may determine. He shall keep such monies and securities of the Company as may be entrusted to his keeping and account for the same. He shall be prepared at all times to give information as to the condition of the Company and shall make a detailed annual report of the entire business and financial condition of the Company. The person holding the office of Treasurer shall also perform, under the direction and subject to the control of the President and the Board of Directors, such other duties as may be assigned to him. The duties of the Treasurer may also be performed by any Assistant Treasurer.

Section 12                                      Delegation of Authority. In the case of any absence of any officer of the Company, or for any other reason that the Board may deem sufficient, the President or the Board of Directors may delegate some or all the powers or duties of such officer to any other officer or to any Director, employee, shareholder, or agent for whatever period of time seems desirable.

V.

INDEMNIFICATION

Section 1                                             Indemnification of Directors, Officers, Employees and Agents.

(a)                                  As used in this section:

(1)                                  “Company” includes any domestic or foreign predecessor entity of the Company in a merger, consolidation or other transaction in which the liabilities of the predecessor are transferred to the Company by operation of law and in any other transaction in which the Company assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this Section 1.

(2)                                  “Director” means any person who is or was a director of the Company and any person who, while a director of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

(3)                                  “Expenses” include court costs and attorneys’ fees.

(4)                                  “Official Capacity” means

a.                                       when used with respect to a Director, the office of director in the Company, and

b.                                      when used with respect to a person other than a Director, the elective or appointive office in the Company held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Company, but in each case does not include service for any other foreign or domestic company or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

(5)                                  “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

(b)                                 The Company may indemnify any person who was, is or is threatened to be made a named defendant or respondent in any Proceeding because he is or was a Director only if it is determined in accordance with Section 1(f) that the person:

(1)                                  conducted himself in good faith;

(2)                                  reasonably believed:

a.                                       in the case of conduct in his Official Capacity as a Director of the Company, that his conduct was in the Company’s best interests, and

b.                                      in all other cases, that his conduct was at least not opposed to the Corporation’s best interests; and

(3)                                  in the case of any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

(c)                                  Except to the extent permitted in paragraph (e) below, a Director shall not be indemnified under Section 1(b) for obligations resulting from a Proceeding:

(1)                                  in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person’s Official Capacity; or

(2)                                  in which the person is found liable to the Company.

(d)                                 The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, be determinative that the person did not meet the requisite standard of conduct set forth in Section 1 (b). A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals there from.

(e)                                  A person may be indemnified under Section l(b) against judgments, penalties (including excise and similar taxes), fines settlements and reasonable Expenses actually incurred by the person in connection with the Proceeding; but if the person is found liable to the Company or is found liable on the basis that personal benefit was improperly received by the person, indemnification (i) shall be limited to reasonable Expenses actually incurred by the person in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company.

(f)                                    No indemnification under Section l(b) shall be made by the Company unless authorized in the specific case after a determination has been made that the Director has met the standard of conduct set forth in Section 1(b). Such determination shall be made:

(1)                                  by the Board of Directors by a majority vote of a quorum consisting of Directors who at the time of the vote are not named defendants or respondents in the Proceeding;

(2)                                  if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of the full Board of Directors (in which vote Directors who are named defendants or respondents may participate), which committee shall consist solely of two (2) or more Directors who at the time of the vote are not named defendants or respondents to the Proceeding; or

(3)                                  by special independent legal counsel, selected by the Board of Directors or a committee thereof by vote as set forth in clauses (1) or (2) of this paragraph (f), or, if the requisite quorum of the full Board of Directors cannot be obtained therefor and such a committee cannot be established, by a majority vote of the full Board of Directors (in which vote Directors who are named defendants or respondents may participate); or

(4)                                  by the shareholders in a vote that excludes the shares held by Directors who are named defendants or respondents in the Proceeding.

(g)                                 Authorization of indemnification and determination as to reasonableness of Expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special independent legal counsel, authorization of indemnification and determination as to reasonableness of Expenses shall be made in a manner specified in clause (3) in Section 1(f) for the selection of such counsel.

(h)                                 A Director who has been wholly successful, on the merits or otherwise, in the defense of any Proceeding in which he is a party because he is a Director shall be indemnified by the Company against reasonable Expenses incurred by him in connection with the Proceeding.

(i)                                     If, in a suit for indemnification required by paragraph (h) above, a court of competent jurisdiction determines that the director is entitled to indemnification under that section, the court shall order indemnification and shall award to the director the Expenses incurred in securing the indemnification.

(j)                                     If, upon application of a Director, a court of competent jurisdiction determines that a Director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he has met the standard of conduct set forth in Section 1(b) or has been found liable in the circumstances described in Section 1(c), the court may order such indemnification as the court determines is proper and equitable; but if the person is found liable to the Company or is found liable on the basis that personal benefit was improperly received by the person, the indemnification shall be limited to reasonable Expenses actually incurred by the person in connection with the Proceeding.

(k)                                  Reasonable Expenses incurred by a Director who was, is, or is threatened to be made a named defendant or respondent to a Proceeding may be paid or reimbursed by the Company in advance of the final disposition of such Proceeding and without the determination specified in Section 1(t) or the authorization or determination specified in Section 1(g) herein after:

(1)                                  receipt by the Company of a written affirmation by the Director of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized in this Section 1, and a written undertaking by or on behalf of the Director to repay the amount paid or reimbursed if it shall ultimately be determined that he has not met such standard or if it is ultimately determined that indemnification of the director against Expenses incurred by him in connection with that Proceeding is prohibited by Section l(e) of this Article; and

(2)                                  a determination that the facts then known to those making the determination would not preclude indemnification under this Section 1.

(l)                                     The written undertaking required by Section 1(k) must be an unlimited general obligation of the Director but need not be secured. It may be accepted without reference to financial ability to make repayment. Determinations and authorizations of payments under paragraph (k) shall be made in the manner specified in paragraph (f).

(m)                               The indemnification provided by this Section 1 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, Bylaw, agreement, insurance policy, vote of shareholders or disinterested Directors or otherwise, both as to action in their Official Capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person; provided, however, no provision for the Company to indemnify or to advance Expenses to a Director who was, is or is threatened to be made a named defendant or respondent to a Proceeding, whether contained in the Articles of Incorporation, these Bylaws, a resolution of shareholders or directors, an agreement or otherwise (except as contemplated by paragraph (r)), shall be valid unless consistent with this section or, to the extent that indemnity hereunder is limited by the Articles of Incorporation, consistent therewith.

(n)                                 Nothing contained in this Section shall limit the Company’s power to pay or reimburse Expenses incurred by a Director in connection with his appearance as a witness in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

(o)                                 Unless limited by the Articles of Incorporation of the Company,

(1)                                  an officer of the Company shall be indemnified as and to the same extent provided in paragraphs (h), (i) and (j) for a Director and shall be entitled to the same extent as a Director to seek indemnification pursuant to the provisions of those subsections; and

(2)                                  the Company may indemnify and advance Expenses to an officer, employee or agent of the Company to the same extent that it may indemnify and advance Expenses to Directors pursuant to this Section 1.

(p)                                 The Company may indemnify and advance Expenses to nominees and designees who are not or were not officers, employees, or agents of the Company who are or were serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, other enterprise, or employee benefit plan to the same extent that it may indemnify and advance expenses to Directors under this Section 1.

(q)                                 The Company, in addition, may indemnify and advance Expenses to an officer, employee or agent or person who is identified by Section 1(p) as a nominee or designee and who is not a Director to such further extent, consistent with law, as may be provided by the Articles of Incorporation of the Company, these Bylaws, general or specific action of the Board of Directors, or contract or as permitted or required by common law.

(r)                                    The Company may purchase and maintain insurance or another arrangement on behalf of any person who is or was a Director, officer, employee or agent of the Company, or who is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, other enterprise or employee benefit plan, against any liability asserted against him and incurred by him in any such capacity of arising out of his status as such a person, whether or not the Company would have the power to indemnify him against such liability under the provisions of the Texas Business Corporation Act or this Section 1.

(s)                                  Any indemnification of, or advance of Expenses to a Director in accordance with this Section shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders’ meeting or with or before the next submission to shareholders of a consent to action without a meeting pursuant to Section A, Article 9.10 of the Texas Business Corporation Act, and in any case, within the 12-month period immediately following the date of the indemnification or advance.

(t)                                    For purposes of this Section 1, the Company shall be deemed to have requested a Director to serve an employee benefit plan whenever the performance by him of his duties to the Company also imposed duties on, or otherwise involves services by, him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a Director with respect to an employee benefit plan pursuant to applicable law shall be deemed “fines”. Action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Company.

Section 2                                             Reliance Upon Books, Reports and Records. Neither a Director nor a member of any committee shall be liable if, in the exercise of ordinary care, he relied and acted in good faith upon written financial statements of the Company represented to him to be correct by the President or by the officer of the Company having charge of its books of account, or certified by an independent public or certified public accountant or firm of such accountants fairly to reflect the financial condition of the Company, nor shall he be so liable if, in the exercise of ordinary care and in good faith, in determining the amount available for payment of a dividend or other distribution, he considered the assets of the Company to be of their book value.

VI.

MISCELLANEOUS PROVISIONS

Section 1                                             Amendments. These Bylaws may be altered, amended, or repealed, or new Bylaws may be adopted, by the affirmative vote of a majority of the Directors present at any meeting of the Board of Directors at which a quorum is present or by unanimous written consent of all the Directors, subject to repeal or change by action of the Shareholders.

Section 2                                             Waiver. Whenever, under the provisions of any law, the Articles of Incorporation or amendments thereto, or these Bylaws, any notice is required to be given under the provisions of these Bylaws to any shareholder, Director, or committee member, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Section 3                                             Offices. The principal office of the Company shall be designated by resolution of the Board of Directors. The Company may also have, in addition to its registered office in the State of Texas, offices at such other places as the Board of Directors may, from time to time, designate or as its business may require.

Section 4                                             Resignations. Any Director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Company. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 5                                             Seal. The seal of the Company shall be in such form as shall be adopted and approved from time to time by the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed, imprinted or in any manner reproduced.

Section 6                                             Action Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders or Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders or Directors, as the case may be, who are entitled to vote on the matter, and such consent shall have the same force and effect as a unanimous vote thereon. The signed consent shall be placed in the minute book.

Section 7                                             Telephone Meetings. Shareholders and Directors may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all participants in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 8                                             Securities of Other Corporation. The President or any Vice President of the Company shall have power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Company and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

Section 9                                             Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Board of Directors.

Section 10                                      Dividends. Dividends upon the outstanding shares of the Company, subject to the provisions of the statutes and of the Articles of Incorporation, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Company, or in any combination thereof.

Section 11                                      Reserves. There may be created from time to time by resolution of the Board of Directors, out of the earned surplus of the Company, such reserve or reserves as the Directors from time to time in their discretion think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Company, or for such other purpose as the Directors shall think beneficial to the Company, and the Directors may modify or abolish any such reserve in the manner in which it was created.

Section 12                                      Signature of Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents, and in such manner, as are permitted by these Bylaws and as from time to time may be prescribed by resolution (whether general or special) of the Board of Directors or the executive committee.

Section 13                                      Surety Bonds. Such officers and agents of the Company (if any) as the Board of Directors may direct from time to time shall be bonded for the faithful performance of their duties and for the restoration to the Company, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Company, in such amounts and by such surety companies as the Board of Directors may determine. The premiums on such bonds shall be paid by the Company, and the bonds so furnished shall be in the custody of the Secretary.

Section 14                                      Loans and Guaranties. The Company may lend money to, guaranty obligations of, and otherwise assist its Directors, officers and employees if the Board of Directors determines that such loans, guaranties, or assistance reasonably may be expected to benefit, directly or indirectly, the Company.

Section 15                                      Relation to Articles of Incorporation. These Bylaws are subject to, and governed by, the Articles of Incorporation.

CERTIFICATE OF ADOPTION OF BYLAWS

The undersigned hereby certifies that these Bylaws are the true and correct Bylaws of the Company duly adopted on March 4, 1987.

Dated and executed this 5th day of March, 1987.

By:	/s/ Daryl W. Shepherd
Name: Daryl W. Shepherd
Title: Secretary